Exhibit 5.1

April 21, 2021

Inotiv, Inc.

2701 Kent Avenue

West Lafayette, Indiana 47906-1382

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Inotiv, Inc., an Indiana corporation (the “Company”), of up to 3,044,117 of the Company’s Common Shares (the “Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, by and among the Company and Colliers Securities LLC. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-253309) (the “Registration Statement”) previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 19, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated March 1, 2021 included therein (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated April 20, 2021 and the final prospectus supplement dated April 21, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act (collectively, the “Prospectus Supplements” and, together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Underwriting Agreement.

In connection with our opinion expressed below we have examined originals or copies of the Company’s Second Amended and Restated Articles of Incorporation, as amended, filed with, and certified by, the Indiana Secretary of State (the “Articles”) and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), the Registration Statement, together with the Exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a certificate of existence regarding the Company issued by the Indiana Secretary of State dated April 16, 2021 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

Inotiv, Inc.

April 21, 2021

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Indiana Business Corporation Law.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s shareholders, or any amendments to the Articles or Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof will not result in a violation of the Articles or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that, when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board or a committee thereof referenced above, such Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Ice Miller LLP